EXHIBIT 99.1

Court Rules Inventors Correctly Named on Androxal(R) Patents

Repros Therapeutics Inc.(R) Confirmed as Sole Owner

THE WOODLANDS, Texas, Dec. 29, 2014 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc.® (Nasdaq:RPRX) today announced a federal judge in Texas has issued a definitive ruling finding correct inventorship for two Repros Therapeutics Androxal® patents, thus confirming that Repros Therapeutics is the sole and rightful owner of the patents, U.S. Patent No. 7,759,360 (the "'360 patent") and U.S. Patent No. 7,737,185 (the "'185 patent").

Calling Dr. Harry Fisch's claims of co-inventorship "strained to the point of absurdity," Judge Vanessa Gilmore of the U.S. District Court for the Southern District of Texas found that Dr. Fisch "contributed nothing to the actual invention" of the '360 patent. She also found "an absence of material facts to support a finding of co-inventorship" of the '185 patent.

Dr. Fisch, a New York urologist and fertility specialist, has made numerous statements, including to the news media, that he was a co-inventor and had contributed to the conception of the patents.

Repros filed suit against Dr. Fisch in August 2013 seeking a declaratory judgment of ownership and inventorship of the '360 and '185 patents regarding the treatment of hypogonadism in men. In the lawsuit, the Company asserted that Repros' President and CEO, Joseph S. Podolski, was correctly named as the sole inventor of the '360 patent, and that he and Repros Vice President of Research and Development, Ronald Wiehle, were correctly named as co-inventors of the '185 patent.

In October 2013, Dr. Fisch filed counterclaims against Repros as well as against Mr. Podolski and Dr. Wiehle, seeking correction of inventorship of these patents.

On the basis of equitable estoppel and an absence of material facts to support a finding of co-inventorship in the case of each of the patents, the court granted both of Repros' motions for summary judgment and denied Dr. Fisch's motion for summary judgment.

The decision confirms Repros' rights to the Androxal® patents.

About Repros Therapeutics Inc. ®

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Any statements made by the Company that are not historical facts contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," "plan," "seek," "could," "can," "should" or similar expressions. These statements are based on assumptions that the Company has made in light of the Company's experience in the industry, as well as the Company's perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to planned clinical studies and the timing and nature of the results thereof, the impact of the studies on the Androxal® label and the commercial potential of Androxal® and the timing of the Company's expected filing of an NDA for Androxal®. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from those expressed or implied by such forward-looking statements, including the ability to have success in the clinical development of the Company's technologies, the reliability of interim results to predict final study outcomes, the ability to protect the Company's intellectual property rights and such other risks as are identified in the Company's most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please visit the Company's website at http://www.reprosrx.com.

CONTACT: Investor Relations:
         Thomas Hoffmann
         The Trout Group
         (646) 378-2931
         thoffmann@troutgroup.com